UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2015

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On July 14, 2015 (the “Closing Date”), Arc Logistics Partners LP (the “Partnership”) and its wholly-owned subsidiary, Arc Terminals Holdings LLC (“Arc Terminals”), entered into a Contribution Agreement, dated as of July 14, 2015 (the “Contribution Agreement”), with United Energy Trading, LLC (“UET”) and Hawkeye Midstream, LLC (together with UET, the “Sellers”), pursuant to which Arc Terminals acquired from the Sellers by way of a contribution and sale all of the limited liability company interests of UET Midstream, LLC (“UET Midstream,” and such acquisition, the “Pawnee Terminal Acquisition”) for total consideration of approximately $78.3 million, consisting of cash and common units of the Partnership, subject to certain adjustments including a reduction in the cash component of the consideration payable by Arc Terminals at closing equal to an agreed upon amount of UET Midstream’s revenue attributable to the period commencing on May 1, 2015 and ending on the Closing Date. The Sellers remain responsible for all of UET Midstream’s operating expenses and will be entitled to receive all of UET Midstream’s revenue, in each case to the extent attributable to the period prior to closing.

After taking into account an estimated amount of certain adjustments, the consideration paid to the Sellers at closing of approximately $76.6 million consisted of approximately $44.3 million in cash and approximately $32.3 million in unregistered common units of the Partnership. The number of common units issued to the Sellers pursuant to the Contribution Agreement was based on an issuance price of $18.50 per unit, which resulted in the issuance by the Partnership at closing of, in the aggregate, 1,745,669 Partnership common units (the “Transaction Units”). Each Seller agreed not to transfer the Transaction Units acquired by it pursuant to the Contribution Agreement for a period of 180 days following the Closing Date.

UET Midstream’s principal assets consist of a newly constructed, substantially completed crude oil terminal (the “Pawnee Terminal”) and a separate development property in northeastern Weld County, Colorado that is being permitted to build a potential new crude injection terminal. The Pawnee Terminal serves as the primary injection point on the Northeast Colorado Lateral of the Pony Express Pipeline, providing Pawnee Terminal customers with ultimate service to Cushing, Oklahoma. The Pawnee Terminal has approximately 200,000 barrels of commingled storage capacity (with room for additional storage capacity) and is capable of receiving crude oil via truck unloading stations and connections to local crude oil gathering systems. The Pawnee Terminal is contracted with several third parties for a weighted average contract life of approximately five (5) years.

The Contribution Agreement contains customary representations, warranties and covenants, including provisions for indemnification, subject to the limitations described therein. Certain portions of the Pawnee Terminal remain under construction, and Arc Terminals will be responsible for completing the remaining construction of the Pawnee Terminal and the costs thereof estimated to be approximately $11.0 million. Such costs do not include other terminal upgrades presently planned by the Partnership. The Contribution Agreement also contains provisions that restrict the Sellers (and their affiliates) from competing with the Pawnee Terminal and further grants to UET the exclusive right, for a period of one (1) year commencing from the Closing Date, to develop certain gathering systems so long as the crude oil from such gathering systems is delivered to the Pawnee Terminal or to a terminal that UET Midstream would develop at the development property. If UET develops such gathering system, Arc Terminals has the right to acquire up to twenty-five percent (25%) of UET’s interests in such gathering system project, which ownership interests will be subject to certain customary shareholder rights and restrictions, as more fully set forth in the Contribution Agreement. After the one (1) year exclusivity period expires and for a period of four (4) years thereafter, if UET (or an affiliate thereof) develops certain types of gathering systems within a certain radius of the Pawnee Terminal or the development property, UET has agreed to first offer to negotiate with Arc Terminals a terminal services agreement under which UET would throughput such crude oil to the Pawnee Terminal or a terminal constructed on the development property.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The representations, warranties and covenants contained in the Contribution Agreement were made solely for the purposes of the Contribution Agreement and, as of specific dates, were solely for the benefit of the parties thereto and are, in certain cases, subject to the limitations agreed upon by the parties thereto, including being qualified by confidential disclosure schedules exchanged between the parties in connection with the execution and delivery of the Contribution Agreement. The representations and warranties contained in the Contribution Agreement may have been made for the purposes of allocating contractual risk between the parties thereto rather than establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Registration Rights Agreement

In connection with the issuance of the Transaction Units to the Sellers (the “Initial Holders”) pursuant to the Contribution Agreement as partial consideration for the Pawnee Terminal Acquisition, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of July 14, 2015, with the Initial Holders. The issuance of the Transaction Units pursuant to the Contribution Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) thereof.

Pursuant to the Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the Transaction Units not later than 90 days following the Closing Date and cause the registration statement to become effective not later than 180 days following the Closing Date (the “Registration Deadline”). In addition, the Registration Rights Agreement gives the Initial Holders piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Initial Holders. If the shelf registration statement is not effective by the Registration Deadline, the Partnership is required to pay the Initial Holders liquidated damages in the amounts and upon the term set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Amendment to Credit Agreement

On July 14, 2015, Arc Terminals, as borrower, together with the Partnership and certain of its other subsidiaries, as guarantors, entered into the Third Amendment to Second Amended and Restated Revolving Credit Agreement (the “Third Amendment,” and such credit agreement, the “Credit Agreement”). The Partnership entered into the Third Amendment as part of its financing of the Pawnee Terminal Acquisition. The Third Amendment principally modifies certain provisions of the Credit Agreement (i) to permit the consummation of the Pawnee Terminal Acquisition and (ii) to increase the aggregate commitments under the Credit Agreement from $275 million to $300 million. The proceeds of the borrowings made by Arc Terminals in connection with the Third Amendment were used to finance the cash component of the purchase price for the Pawnee Terminal Acquisition.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 under the heading “Contribution Agreement” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the heading “Amendment to Credit Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under the headings “Contribution Agreement” and “Registration Rights Agreement” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2015 the Partnership issued a press release announcing the Pawnee Terminal Acquisition. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 14, 2015, the Partnership posted a presentation on the Investors page of its website, www.arcxlp.com, containing information regarding the Pawnee Terminal Acquisition. A copy of the presentation is furnished and attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the press release and presentation furnished as Exhibits 99.1 and 99.2, respectively) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 8.01.	Other Events.

Pawnee Terminal Overview

UET Midstream’s principal assets consist of the Pawnee Terminal and a separate development property in northeastern Weld County, Colorado that is being permitted to build the potential new crude injection terminal. The Pawnee Terminal serves as the primary injection point on the Northeast Colorado Lateral of the Pony Express Pipeline, providing Pawnee Terminal customers with ultimate service to Cushing, Oklahoma. The Pawnee Terminal has approximately 200,000 barrels of commingled storage capacity (with room for additional storage capacity) and is capable of receiving crude oil via truck unloading stations and connections to local crude oil gathering systems. The Pawnee Terminal is contracted with several third parties for a weighted average contract life of approximately five (5) years. The Pawnee Terminal remains under construction, and the Partnership will be responsible for completing after the closing the remaining construction and the costs thereof.

Risks Relating to the Pawnee Terminal Acquisition

The Pawnee Terminal Acquisition is subject to a variety of risks that could adversely affect the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders, including, among other things:

•	the validity of the Partnership’s assumptions about revenues, operating costs and capital expenditures of the Pawnee Terminal, including the estimated costs of completing remaining construction;

•	the validity of the Partnership’s assessment of environmental and other liabilities of UET Midstream;

•	the costs associated with additional debt or equity capital, which may result in a significant increase in the Partnership’s interest expense and financial leverage resulting from the additional debt incurred to finance the Pawnee Terminal Acquisition, or the issuance of the common units on which the Partnership will make distributions, either of which could offset the expected accretion to the Partnership’s unitholders from the Pawnee Terminal Acquisition and could be exacerbated by volatility in the equity or debt capital markets;

•	a failure to realize anticipated benefits arising out of the Pawnee Terminal Acquisition, such as increased distributions, enhanced competitive position or new customer relationships;

•	the inherent uncertainties of future production rates and the possibility that actual Denver-Julesberg Basin production may be lower than estimated;

•	the incurrence of other significant charges arising out of the Pawnee Terminal Acquisition, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges;

•	the limitations of the representations, warranties and indemnifications by the Sellers in the Contribution Agreement, and the Partnership’s diligence into the business of UET Midstream;

•	operating a significantly larger combined organization and adding new or expanded operations;

•	difficulties in the assimilation of UET Midstream and the Pawnee Terminal;

•	the potential impact of the announcement or closing of the Pawnee Terminal Acquisition on relationships, including with employees, suppliers, customers and competitors;

•	coordinating geographically disparate organizations, systems and facilities; and

•	the diversion of the Partnership’s management’s and employees’ attention from other business concerns.

If any of these risks materialize, the Pawnee Terminal Acquisition may adversely affect the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

The representations, warranties and indemnifications by the Sellers are limited in the Contribution Agreement, and the Partnership’s diligence into UET Midstream and the Pawnee Terminal has been limited; as a result, the assumptions upon which the Partnership’s estimates of future results of the Pawnee Terminal Acquisition have been based may prove to be incorrect in a number of material ways, resulting in the Partnership not realizing the expected benefits of the Pawnee Terminal Acquisition.

The representations and warranties by the Sellers are limited in the Contribution Agreement, and the Partnership’s diligence into UET Midstream and the Pawnee Terminal has been limited. In addition, the Contribution Agreement does not provide any indemnities other than those specifically set forth in the Contribution Agreement, which are subject to the limitations set forth therein.

As a result, the assumptions on which the Partnership’s estimates of future results of the Pawnee Terminal have been based may prove to be incorrect in a number of material ways, resulting in the Partnership not realizing its expected benefits of the Pawnee Terminal Acquisition, including anticipated increased cash flow.

Financing the Pawnee Terminal Acquisition will materially increase the Partnership’s indebtedness.

The consideration paid to the Sellers at closing consisted of (after taking into account an estimated amount for adjustments) approximately $44.3 million in cash and approximately 1.746 million in unregistered common units of the Partnership. The cash portion of the consideration, along with related fees and expenses, will be funded with borrowings under the Partnership’s revolving credit agreement. The increase in the Partnership’s indebtedness in connection with the Pawnee Terminal Acquisition may increase its interest expense and reduce its flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.

Certain portions of the Pawnee Terminal remain under construction. Completion of the construction of the Pawnee Terminal could be delayed, and the actual costs to complete construction could exceed the Partnership’s estimated costs of completion. The Pawnee Terminal may fail to operate efficiently or reliably or as the Partnership expects, which could adversely affect the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

Although the Pawnee Terminal has been operational since May 1, 2015, certain portions of the Pawnee Terminal remain under construction. The Partnership could experience delays in the completion of the portions of the Pawnee Terminal that remain to be constructed, and the actual costs to complete the Pawnee Terminal could materially exceed the Partnership’s estimated costs of completion. The Partnership’s expectations of the operating performance of the Pawnee Terminal are based on assumptions and estimates that the Partnership made without the benefit of operating history of UET Midstream prior to May 1, 2015. The ability of the Pawnee Terminal to meet the Partnership’s performance expectations is subject to the risks inherent in newly constructed terminal and pipeline facilities and the construction of such facilities. The Pawnee Terminal and the development property are UET Midstream’s principal assets, and the Pawnee Terminal will initially generate all of its operating cash flow. It is possible that the Partnership will discover issues that adversely impact efficient and reliable operations, and the failure of the Pawnee Terminal to perform or be completed as the Partnership expects could have a material adverse effect on the Partnership’s financial condition, results of operations, cash flows and ability to make distributions to its unitholders.

The success of the Pawnee Terminal Acquisition depends on the Partnership’s ability to attract and maintain customers in a limited number of geographic areas.

The Pawnee Terminal is located in the Denver-Julesburg Basin, and as a result, UET Midstream’s financial condition, results of operations and cash flows are significantly dependent upon the demand for its services in that area. Due to surrounding producers’ focus on the Niobrara Shale, a large portion of which is in the Denver-Julesburg Basin, an adverse development in crude oil production from that area could have a significantly greater impact on UET Midstream’s financial condition and results of operations. For example, a change in the rules and regulations governing operations in or around the Niobrara Shale could cause producers to reduce or cease drilling or to permanently or temporarily shut-in their production within the area, which could lead to a decrease in the volumes of crude oil that UET Midstream handles for its customers and could have a material adverse effect on UET Midstream and therefore on the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

Seasonal weather conditions may adversely affect drilling activities in the Denver-Julesburg Basin where the Pawnee Terminal operates and UET Midstream’s ability to operate the Pawnee Terminal.

Crude oil operations in the Denver-Julesburg Basin could be adversely affected by seasonal weather conditions. In the Denver-Julesburg Basin, drilling and other crude oil activities can be adversely affected during the winter months. Severe winter weather conditions limit and may reduce or temporarily halt customers’ or their producers’ ability to operate during such conditions, leading to the decrease in drilling activity and the potential shut-in of producing wells which the producers are unable to service. This could result in a decrease in the volumes of crude oil supplied to the Pawnee Terminal. In addition, seasonal weather conditions during the winter months may adversely impact the operations of the Pawnee Terminal, by causing temporary delays and shutdowns. These constraints and the resulting impacts could have a material adverse effect on UET Midstream and, as a result, on the Partnership’s business, results of operations, financial condition and ability to make cash distributions to its unitholders.

Certain of UET Midstream’s customers are dependent on a limited number of crude oil producers. A material reduction in production, for any reason, by these producers could adversely affect the desire of the current customers to renew their existing contracts or the ability of UET Midstream to attract replacement customers.

Neither UET Midstream nor the Partnership has control over producers and their drilling or production decisions, which are affected by, among other things, the availability and cost of capital, prevailing and projected energy prices, demand for hydrocarbons, relative pricing of oil, levels of reserves, geological considerations, environmental or other governmental regulations, the availability of drilling permits, the availability of drilling equipment, and other production and development costs.

Fluctuations in energy prices can also greatly affect the development of new oil reserves. In general terms, the price of oil fluctuates in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond the Partnership’s control. Declines in oil prices could have a negative impact on exploration, development and production activity and, if sustained, could lead to a material decrease in such activity. Sustained reductions in exploration or production activity in the Denver-Julesberg Basin would lead to reduced utilization of the Pawnee Terminal. Because of these factors and even if new oil reserves are known to exist in the Denver-Julesberg Basin, producers may choose not to develop those reserves. Reductions in drilling activity could adversely affect the desire of the current customers to renew their existing contracts upon the expiration of the respective terms thereof or the ability of UET Midstream to replace throughput volumes under non-renewed contracts with new customer throughput volumes, which could reduce UET Midstream’s revenue and, as a result, have a material adverse effect on the Partnership’s business, financial condition, results of operations and ability to make distributions to its unitholders.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any financial statements that may be required by this Item 9.01, with respect to the Pawnee Terminal Acquisition, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1	Contribution Agreement, dated as of July 14, 2015, by and among Arc Terminals Holdings LLC, as Acquiror, and United Energy Trading, LLC and Hawkeye Midstream, LLC, as Contributors, and, to the extent set forth therein, Arc Logistics Partners LP*

4.1	Registration Rights Agreement, dated as of July 14 2015, by and among Arc Logistics Partners LP, United Energy Trading, LLC and Hawkeye Midstream, LLC

10.1	Third Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of July 14, 2015, by and among Arc Logistics Partners LP, Arc Logistics LLC, Arc Terminals Holdings LLC, as Borrower, Arc Terminals New York Holdings, LLC, Arc Terminals Mobile Holdings, LLC, Arc Terminals Mississippi Holdings LLC and Blakeley Logistics, LLC, the Lenders party thereto and SunTrust Bank, as Administrative Agent

99.1	Press Release dated July 14, 2015

99.2	Investor Presentation dated July 14, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

	By:	ARC LOGISTICS GP LLC, its General Partner

Date: July 14, 2015	By:	/s/ Bradley K. Oswald
	Name:	Bradley K. Oswald
	Title:	Senior Vice President, Chief Financial Officer and Treasurer